For Period ended 12/31/2015                                  Series 54
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide
"adequate space for responding to Items 72DD, 73A, 74U and 74V for the" "Adviser Share Class, the answers for the Adviser Share Class are as" follows:



USAA Flexible Income - Adviser Shares

72DD
Dollar Distributions
189

73A
Per Share Distributions
..3671

74U
Shares Outstanding
516

74V
NAV
8.31